UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ	08691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 632-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2007, American Bank Note Holographics, Inc. (the “Company”), JDS Uniphase Corporation (“JDSU”) and Light Acquisition Corp., a wholly owned subsidiary of JDSU (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which JDSU will acquire the Company for approximately $138 million in cash and shares of JDSU common stock, or $6.15 per share of the Company’s common stock. The shares of JDSU common stock issued to the Company’s stockholders are expected to be tax-free to the Company’s stockholders. Pursuant to the terms of the Merger Agreement:

•	Merger Sub will be merged with and into the Company.

•	The Company will continue as the surviving corporation in the merger and as a wholly-owned subsidiary of JDSU.

•

JDSU will issue shares of JDSU common stock having a Value (referenced below) of $5.15 and pay $1.00 in cash for each share of the Company’s common stock. For the purposes of determining the number of JDSU shares to be issued, the “Value” of the shares of JDSU common stock will be determined by reference to the average of the closing sale prices for shares of JDSU common stock on the Nasdaq Global Market for the five consecutive trading days ending with, but including, the trading day that is three trading days prior to the date of the closing of the transaction.

•

JDSU will assume each outstanding option to purchase shares of the Company’s common stock such that those options shall become options to purchase JDSU’s common stock other than options held by non-employee directors or any other non-employee whose employment with the Company has terminated within 90 days prior to the effective time of the merger which such options shall be converted into the right to receive cash and stock merger consideration on substantially the same terms and conditions as the Company’s stockholders.

Consummation of the merger is subject to customary conditions, including the adoption of the Merger Agreement by a majority of the Company’s stockholders and the expiration or termination of any required waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement also contains customary representations, warranties and covenants, including covenants for the Company to cause a stockholders meeting to be called and held as soon as practicable to vote on the adoption of the Merger Agreement and related transactions. The Merger Agreement contains certain termination rights for both the Company and JDSU and further provides that upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay JDSU a fee equal to $4,825,000.

There are no material relationships between the Company and JDSU other than those relating to the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement filed herewith as Exhibit 2.1.

A copy of the press release announcing the Merger Agreement is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of December 10, 2007, among JDS Uniphase Corporation, Light Acquisition Corp. and American Bank Note Holographics, Inc.

99.1	Press release dated December 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: December 11, 2007	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer